                                                                    Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
FalconStor Software, Inc.:

We consent to the  incorporation  by  reference in the  registration  statements
(numbers  333-69834  and  33-83574)  filed on Form S-8, and in the  registration statement (number 333-69830) filed on Form S-3, of FalconStor Software,  Inc. of our reports  dated March 10,  2005,  with  respect to the  consolidated  balance sheets of FalconStor Software, Inc. and subsidiaries as of December 31, 2004 and
2003,  and the related  consolidated  statements  of  operations,  stockholders'
equity  and  comprehensive  loss,  and cash  flows  for each of the years in the three-year  period  ended  December  31, 2004,  management's  assessment  of the effectiveness  of internal  control over financial  reporting as of December 31,
2004 and the  effectiveness of internal  control over financial  reporting as of
December 31, 2004,  which reports  appear in the December 31, 2004 annual report on Form 10-K of FalconStor Software, Inc.

                                                /s/  KPMG LLP

Melville, New York
March 10, 2005